As filed with the Securities and Exchange Commission on July 26, 2023

Registration No. 333-269419

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 14
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HANRYU HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	7370	88-1368281
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

160, Yeouiseo-ro, Yeongdeungpo-gu, Seoul, Republic of Korea 07231
+82-2-564-8588
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chang-Hyuk Kang
Chief Executive Officer
Hanryu Holdings, Inc.
160, Yeouiseo-ro, Yeongdeungpo-gu, Seoul, Republic of Korea 07231
+82-2-564-8588
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew Ogurick, Esq. Pryor Cashman LLP 7 Times Square, 40th Fl New York, New York 10022 (212) 421-4100	Anthony W. Basch, Esq. Yan (Natalie) Wang, Esq. Alexander W. Powell, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary St. Richmond, Virginia 23219 (804) 771-5700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement. The closing of the offering contained herein is contingent upon the successful listing of our common stock on the Nasdaq Capital Market.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Hanryu Holdings, Inc. is filing this Amendment No. 14 to its registration statement on Form S-1 (File No. 333-269419) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	The exhibits listed below are filed as part of or incorporated by reference into this Registration Statement on Form S-1. Where certain exhibits are incorporated by reference from a previous filing, the exhibit numbers and previous filings are identified in parentheses.

1.1*	Form of Underwriting Agreement
2.1*	Merger Agreement dated February 4, 2021, by and between RnDeep Co., Ltd. and Hanryu Bank Co., Ltd.
2.2*	Amendment Agreement to Merger Agreement, dated March 2, 2021, by and between RnDeep Co., Ltd. and Hanryu Bank Co., Ltd.
2.3*	Share Assignment and Management Right Transfer Agreement, dated October 3, 2021, by and between Hanryu Bank Co., Ltd., and K-Commerce Co., Ltd.
2.4*	Share Assignment Agreement, dated October 3, 2021, by and between Sewang Co., Ltd., and Hanryu Bank Co., Ltd.
2.5*	Bond, Stock and Management Right Transfer Contract by and between Sewang Co., Ltd. and Hanryu Bank Co., Ltd., dated March 30, 2021.
3.1*	Form of Amended and Restated Certificate of Incorporation of Hanryu Holdings, Inc.
3.2*	Bylaws of Hanryu Holdings, Inc.
4.1*	Form of Common Stock Certificate.
4.2*	Form of Underwriter Warrant.
5.1#	Opinion of Pryor Cashman LLP.
10.1*	Lease Agreement dated March 27, 2020.
10.2†*	Employment Agreement by and between DongHoon Park and Hanryu Bank Co., Ltd., dated March 2, 2021.
10.3*	Memorandum of Understanding by and between FNS Co., Ltd. and The Federation of Artistic & Cultural Organization of Korea, dated April 19, 2021.
10.4†*	Employment Agreement by and between Chang Hyuk Kang and Hanryu Bank Co., Ltd., dated May 2, 2021.
10.5†*	Employment Agreement by and between JuHyon Shin and Hanryu Bank Co., Ltd., dated May 3, 2021.
10.6*	Form of Bond with Warrant Purchase Agreement.
10.7*	Bond with Warrant Purchase Agreement, by and between La Primera Capital Investments, LLC and Hanryu Bank Co., Ltd, dated May 18, 2021.
10.8*	Hanryu Holdings, Inc. 2022 Omnibus Equity Incentive Plan.
10.9*	Bond with Warrant Purchase Agreement, by and between Midas AI Co., Ltd. and Hanryu Bank Co., Ltd, dated July 2, 2021.
10.10*	Bond with Warrant Purchase Agreement, by and between Changhyuk Kang and Donghoono Park, and Hanryu Bank Co., Ltd, dated July 2, 2021.
10.11*	Sublease Contract by and between Marine Island Co., Ltd. and Hanryu Times, Co., Ltd., dated August 1, 2021.
10.12*	Sublease Contract by and between Marine Island Co., Ltd. and Fantoo Entertainment Co., Ltd., dated September 1, 2021.
10.13*	Sublease Contract by and between Marine Island Co., Ltd. and FNS Co., Ltd., dated September 1, 2021.
10.14†*	Employment Agreement by and between DaeHwan Son and Fantoo Entertainment Co., Ltd., dated October 1, 2021.
10.15†*	Employment Agreement by and between Taehoon Kim and Hanryu Bank Co., Ltd., dated June 1, 2022.
10.16†*	Summary of oral amendment to Employment Agreement by and between Taehoon Kim and Hanryu Bank Co., Ltd., dated July 2022
10.17†*	Employment Agreement by and between David Gregg and Hanryu Bank Co., Ltd., dated January 1, 2022
10.18†*	Summary of oral amendment to Employment Agreement by and between David Gregg and Hanryu Bank Co., Ltd., dated July 2022
10.19*	Business Transfer Agreement, dated June 22, 2022, by and between Hanryu Bank Co., Ltd., and Kingdom Coin Holdings, a corporation incorporated in the Cayman Islands.
10.20*	Form of Lock-up Agreement.
10.21*	Hanryu Holdings, Inc. Subscription Agreement
14.1*	Hanryu Holdings, Inc. Code of Business Conduct and Ethics.
21.1*	Subsidiaries of the Registrant
23.1*	Consent of BF Borgers, CPA, PC.
23.2#	Consent of Pryor Cashman LLP (included in Exhibit 5.1).
24.1*	Power of attorney.
107*	Filing Fee Table (to be filed as an exhibit to the filed Registration Statement)

*	Previously filed.
#	Filed herewith.
†	Identifies exhibits that consist of a management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules.    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seoul, Republic of Korea, on this 26th day of July, 2023.

Hanryu Holdings, Inc.

By:	/s/ Chang Hyuk Kang
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Chang Hyuk Kang	Chief Executive Officer and Director	July 26, 2023
Chang Hyuk Kang	(Principal Executive Officer)

/s/*	Chief Financial Officer	July 26, 2023
Ju Hyon Shin	(Principal Accounting Officer)

/s/*	Director	July 26, 2023
Jay Hyong Woo

/s/*	Director	July 26, 2023
Aram Ahn

/s/*	Director	July 26, 2023
John S. Morris

*By:	/s/ Changhyuk Kang
Name:	Changhyuk Kang
Title:	Attorney-in-fact

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